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MONTPELIER RE RAISES FOURTH QUARTER 2002 ESTIMATES

Montpelier Re Holdings Ltd. (NYSE: MRH) ("Montpelier Re" or the "Company") today announced it is raising its fourth quarter and full year 2002 estimates. For the fourth quarter of 2002, Montpelier Re expects to report diluted earnings per share of between $1.05 and $1.15. This represents annual diluted earnings per share of between $2.70 and $2.80. Return on equity, measured by the change in Fully Converted Book Value Per Share(1), is expected to be approximately 18%.

President and Chief Executive Officer, Anthony Taylor, noted that: "The fourth quarter was an excellent one for us, especially in terms of lower than expected levels of catastrophe losses. We have completed a full scale review of loss reserves and have benefited from positive development in previously recorded reserves - the European floods being one such example."

The Company said it expects modest variances in gross written and net earned premiums due to clarification of the earning patterns on certain customers' proportional reinsurance contracts. The overall effect is to defer some earned premium from 2002 into 2003.

Montpelier Re also announced that it expects 2003 revenue levels to be at least as good as previously estimated. Anthony Taylor commented: "Based on the First Quarter 2003 renewal season, overall rates have been as good as or better than 2002 rates, and volumes and signings are significantly higher than seen twelve months earlier."

Finally, the Company said it expects in the future to limit its guidance on financial results to revenues only. Montpelier Re plans to discuss its Fourth Quarter and full year 2002 results in its earnings announcement scheduled for February 26th. An earnings conference call has been scheduled for February 27th at 10:00am Eastern Standard Time.

Montpelier Re Holdings Ltd., through its operating subsidiaries, is a premier provider of global specialty property reinsurance products. Its subsidiary, Montpelier Reinsurance Ltd., is rated "A-" (Excellent) by A.M. Best Company and both were founded in December 2001. Additional information can be found on the Company's website: www.montpelierre.bm

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(1) Fully converted book value per share is based on total shareholders' equity plus the assumed proceeds from the exercise of dilutive options and warrants, divided by dilutive shares outstanding.
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APPLICATION OF THE SAFE HARBOR OF THE PRIVATE SECURITIES LITIGATION REFORM ACT
OF 1995:

This press release may contain, and the Company may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company's control that could cause actual results to differ materially from such statements. Important events that could cause the actual results to differ include, but are not necessarily limited to, our short operating history; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the impact of terrorist activities on the economy; our reliance on reinsurance brokers; the impact of currency exchange rates and interest rates on our investment results; competition in the reinsurance industry and rating agency policies and practices. In addition, due in part to these assumptions and factors, any projections of growth in our gross written premium, net earned premium, revenues or other similar financial information would not necessarily result in commensurate levels of underwriting and operating profits. The Company's forward-looking statements concerning market observations could be affected by changes in demand, pricing and policy terms and competition. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in the Company's Form S-1 (Registration No. 333-89408) filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

CONTACT:Montpelier Re Holdings Ltd., Hamilton
        Keil Gunther, Information Manager
        Tel. 441/297-9570